Exhibit 32.2
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), H. Ravi Brar, Chief Financial Officer and Vice President of Human Resources of Pac-West Telecomm, Inc. (the "Company"), certifies that, to the best of his knowledge:

1.
The Company's Report on Form 10-Q for the quarterly period ended June 30, 2005, to which this Certification is attached as Exhibit 32.2 (the "Periodic Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

In Witness Whereof, the undersigned has set his hands hereto as of the 15th day of August 2005.

/s/ H. Ravi Brar H. Ravi Brar Chief Financial Officer and Vice President of Human Resources